UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Corporation held its Annual Meeting of Shareholders on Thursday, November 19, 2015 in Riverside, California.  There were present at the meeting in person or by proxy the holders of 7,781,962 shares of the Corporation’s common stock, representing 92.3 percent of the total votes eligible to be cast, constituting a majority and a quorum of the outstanding shares entitled to vote.  The results of the vote for the three items presented at the meeting were as follows:

1.	Election of Directors:
Shareholders elected the following nominees to the Board of Directors for a three-year term ending 2018 by the following vote:

	For		Withheld		Broker Non-Vote
Nominee	Number of Votes	Percentage	Number of Votes	Percentage	Number of Votes	Percentage
Judy A. Carpenter	6,342,478	95.9	268,762	4.1	1,170,722	N/A
William E. Thomas	6,462,289	97.8	148,951	2.2	1,170,722	N/A

The following directors, who were not up for re-election at the Annual Meeting of Shareholders, will continue to serve as directors: Joseph P. Barr, Bruce W. Bennett, Craig G. Blunden, Debbi H. Guthrie and Roy H. Taylor.

2.	Advisory Vote on Executive Compensation:
Shareholders approved the advisory vote on executive compensation by the following vote:

	Number of Votes	Percentage
For	6,477,888	98.0
Against	114,933	1.7
Abstain	18,419	0.3
Broker Non-Vote	1,170,722	N/A

3.	Ratification of Appointment of Independent Auditor:
Shareholders ratified the appointment of Deloitte & Touche LLP as the Corporation’s independent auditor for the fiscal year ending June 30, 2016 by the following vote:

	Number of Votes	Percentage
For	7,732,188	99.4
Against	36,556	0.5
Abstain	13,218	0.1

The Chairman of the Board made a presentation on the affairs of the Corporation, which is posted on the Corporation’s website, www.myprovident.com, under Presentations in the Investor Relations section.  A copy of the Annual Meeting Presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1   Annual Meeting Presentation of Provident Financial Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2015	Provident Financial Holdings, Inc.

/s/ Donavon P. Ternes
Donavon P. Ternes President, Chief Operating and Chief Financial Officer